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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 7, 2002



                         LITHIUM TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


        Delaware                          1-10446           13-3411148
--------------------------------          -------           ----------
(State or Other Jurisdiction of          (Commission        (IRS Employer
Incorporation or Organization)           File Number)       Identification No.)

             5115 Campus Drive, Plymouth Meeting, PA        19462
             ---------------------------------------        -----
             (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (610) 940-6090


              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

(a)  EXECUTION OF SHARE EXCHANGE AGREEMENT

On June 7, 2002 Lithium Technology Corporation ("LTC") signed a Share Exchange Agreement which, upon closing, will give LTC a 60% beneficial ownership interest in the German lithium polymer battery company, GAIA Akkumulatorenwerke GmbH, headquartered in Nordhausen/Thuringia, Germany ("GAIA"). According to the terms of the Share Exchange Agreement, LTC shares will be issued in exchange (the "Share Exchange") for shares of GAIA Holding B.V. ("GAIA Holding") that are owned by Hill Gate Capital N.V. ("Hill Gate"). Hill Gate, a wholly owned subsidiary of Arch Hill Capital N.V. ("Arch Hill"), controls GAIA Holding which in turn beneficially owns all of the outstanding shares of GAIA. In exchange for its equity ownership in GAIA Holding, LTC will issue to Hill Gate 60,000 shares of LTC preferred stock convertible into 66,804,314 shares of LTC common stock.

GAIA is a German private limited company. GAIA Holding, a Dutch corporation, is the 100% owner of GAIA. Hill Gate, a Dutch corporation, owns a 71% equity interest in GAIA Holding, and Stichting Administratiekantoor GAIA, a Dutch corporation, owns the remaining 29% equity interest GAIA Holding.

Upon the closing of the Share Exchange, LTC and GAIA will enter into a Strategic Alliance Agreement providing for operation of the two companies as a single entity and covering technology sharing and licensing, product development, production, outsourcing, manufacturing, sales, and distribution.

In order to have sufficient capital resources for LTC's development, production, operating and administrative needs and in order to implement the new strategy of combining LTC's operations with the operations of GAIA, LTC needs to raise at least $5,000,000 in an offering of its convertible notes (the "New Financing"). Unless waived by the parties to the Share Exchange Agreement, the New Financing is a condition precedent to the GAIA Share Exchange.

CONDITIONS TO THE CLOSING UPON GAIA SHARE EXCHANGE

The Share Exchange Agreement contains conditions to parties' respective obligations to close upon the transactions contemplated thereby, unless waived by the applicable party, including conditions that (a) there be no material adverse change in either LTC or GAIA, (b) each party shall have performed all covenants required by the Share Exchange Agreement, (c) there shall be no material litigation pending against either LTC or GAIA and other customary conditions. In addition, the following are conditions to closing:

- Not less than $5,000,000 in the aggregate principal amount of LTC convertible notes shall have been sold prior to or contemporaneously with the Share Exchange.


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-        Each party shall have obtained all of the third party consents required to be obtained by it in connection with the Share Exchange; and

- LTC must have received from its financial adviser, an opinion that the proposed Share Exchange is fair from a financial point of view to LTC's stockholders, and such opinion shall not have been withdrawn prior to the closing date.

 It is currently contemplated that the Share Exchange will be consummated on or around July 18, 2002.

PROXY OR INFORMATION STATEMENT

After the closing of the New Financing, LTC plans to prepare and file with the Securities and Exchange Commission a proxy or information statement to be mailed to LTC's stockholders in order to obtain consent to increase the authorized number of shares of LTC common stock or effect a reverse stock split thereof sufficient to make available that number of shares of LTC common stock as will be required for the conversion of the convertible notes to be issued as part of the New Financing and the preferred stock to be issued in the Share Exchange.

LTC BOARD OF DIRECTORS

The Share Exchange Agreement provides that as soon as practicable after consummation the Share Exchange and filing by LTC of a Form 14-F for such purpose, LTC's Board of Directors will be increased to twelve members and Hill Gate will be entitled to designate six nominees to LTC's Board of Directors. Ilion Technology Corporation ("Ilion") is also entitled to designate one nominee to LTC's Board of Directors. LTC will be required to use its reasonable best efforts to cause Hill Gate's and Ilion's nominees to be elected to LTC's Board of Directors thereafter.

GAIA BOARD OF DIRECTORS

The Share Exchange Agreement provides that as soon as practicable after consummation the GAIA Share Exchange, GAIA's Supervisory Board of Directors shall be increased to five members and LTC will be entitled to designate one nominee to GAIA's Supervisory Board of Directors. GAIA will be required to use its reasonable best efforts to cause LTC's nominee to be elected to GAIA's Supervisory Board of Directors thereafter.

GAIA HOLDING BOARD OF DIRECTORS

The Share Exchange Agreement provides that as soon as practicable after consummation the GAIA Share Exchange, GAIA's Supervisory Board of Directors shall be increased to five members and LTC will be entitled to designate one nominee to GAIA's Supervisory Board of Directors. GAIA will be required to use its reasonable best efforts to cause LTC's nominee to be elected to GAIA's Supervisory Board of Directors thereafter.



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REGISTRATION RIGHTS

Hill Gate will have the following registration rights, at LTC's expense, with respect to LTC common stock issuable upon conversion of the LTC preferred stock issued in the Share Exchange: (1) upon the request of the holders of at least 50% of the convertible notes or preferred stock, one demand registration, (2) unlimited piggyback rights, and (3) rights to register shares in up to three shelf offerings pursuant to Form S-3. All registration rights will terminate when the underlying common stock may be sold under Rule 144(k).

TERMINATION

The Share Exchange Agreement may be terminated by the mutual agreement of Hill Gate and LTC or by either of such parties if there has been a material breach of a covenant or if the Share Exchange is not complete by August 31, 2002.

STRATEGIC ALLIANCE AGREEMENT WITH GAIA

At the time of the closing of the Share Exchange, LTC and GAIA will enter into a Strategic Alliance Agreement covering technology sharing and licensing, joint production, marketing, sales and distribution activities and similar matters.

OPTION AGREEMENT WITH GAIA HOLDING STOCKHOLDERS

At the time of the closing of the Share Exchange, LTC will enter into an option agreement with the stockholders of GAIA Holding whereby LTC will have the right to acquire the shares of GAIA Holding owned by such stockholders in order to maintain an ownership position in GAIA Holding of not less than 60%.

(b)  BRIDGE FINANCING BY ARCH HILL

Pursuant to the terms of a bridge loan entered into as of January 8, 2002, as amended on March 22, 2002 and May 30, 2002, Arch Hill agreed to advance working capital to LTC until the earlier of the closing of the New Financing and July 31, 2002. Arch Hill has advanced a total of $1,634,567 through June 7, 2002 convertible into 20,432,087 shares of LTC common stock.

Notes issued to Arch Hill under the bridge financing agreement ("Bridge Notes") are convertible, at any time prior to repayment of the Bridge Notes, into LTC common stock at $.08 per share. The Bridge Notes issued to Arch Hill under the bridge financing arrangement are repayable upon the issuance of the following amounts of new convertible Notes by LTC in the New Financing or any subsequent financing ("New Notes"): upon the issuance of $6,000,000 principal amount of New Notes - one-third of the outstanding Bridge Notes are repayable; upon the issuance of $7,000,000 principal amount of New Notes - two-thirds of the outstanding Bridge Notes are repayable; upon the issuance of $8,000,000 principal amount of New Notes - all of the Bridge Notes are repayable. Notwithstanding the foregoing, in the event


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         there is no Closing of a Financing by October 31, 2002, all Outstanding
         Amounts shall be due and owing on October 31, 2002.

Item 7. Exhibits.

10.39 Bridge Financing Amendment Agreement No. 2 dated as of May 30, 2002 between Lithium Technology Corporation and Arch Hill Capital N.V.

10.40 Share Exchange Agreement, dated as of June 7, 2002, by and between Lithium Technology Corporation and Hill Gate Capital N.V. and Exhibits [Schedules omitted]

99.8     Press Release dated June 11, 2002.

99.9     Press Release dated June 12, 2002.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    LITHIUM TECHNOLOGY CORPORATION
                                    ------------------------------
                                            (Registrant)


                                    By:   /s/ David J. Cade
                                         --------------------------
                                           David J. Cade
                                           Chairman and Chief Executive Officer

Date:  June 12, 2002





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